Private & Confidential

Dated           11 October           2022

THE ENTITIES LISTED IN SCHEDULE 1

as Borrowers

arranged by

CITIBANK, N.A., LONDON BRANCH

CREDIT SUISSE AG

KfW IPEX-BANK GmbH

DEUTSCHE BANK AG FILIALE DEUTSCHLANDGESCHÄFT

and

ALPHA BANK S.A.

as mandated lead arrangers

MS D.D. NIJKAMP Q.Q. AND MR J.E.P.A. VAN HOOFF Q.Q.

in their capacity as the Bankruptcy Trustees of

AMSTERDAM TRADE BANK N.V. as lead arranger

and

E. SUN COMMERCIAL BANK, LTD.

(INCORPORATED IN TAIWAN, WITH LIMITED LIABILITY),

HONG KONG BRANCH

as arranger

with

CITIBANK EUROPE PLC, UK BRANCH

as Agent

CITIBANK, N.A., LONDON BRANCH

as Security Agent

guaranteed by

THE ENTITIES LISTED IN SCHEDULE 1

SUPPLEMENTAL AGREEMENT relating to a Facility Agreement dated 18 September 2019

Contents

Clause Page

1 Definitions	3
2 Consent of the Finance Parties	3
3 Amendments to the Original Facility Agreement	4
4 Representations and warranties	5
5 Conditions	5
6 Relevant Parties’ confirmations; miscellaneous	6
7 Expenses	6
8 Miscellaneous and notices	7
9 Governing Law	7
10 Enforcement	7
Schedule 1 The Parties	9
Schedule 2 Documents and evidence required as conditions precedent	10

THIS AGREEMENT is dated 11 October 2022 and made BETWEEN:

(1)	THE ENTITIES listed in Schedule 1 (The Parties) as borrowers (the Borrowers);
(2)	DYNAGAS LNG PARTNERS LP as parent (the Parent);
(3)	THE ENTITIES listed in Schedule 1 (The Parties) (including the Parent) as guarantors (the Guarantors);
(4)	DYNAGAS LTD. of 80 Broad Street, Monrovia, Liberia (the Manager);
(5)	CITIBANK, N.A., LONDON BRANCH, CREDIT SUISSE AG, KfW IPEX-BANK GmbH as mandated lead arrangers, as co-ordinators, as underwriters and as bookrunners, DEUTSCHE BANK AG FILIALE DEUTSCHLANDGESCHÄFT and ALPHA BANK S.A. as mandated lead arrangers, Ms D.D. NIJKAMP q.q. and Mr J.E.P.A. VAN HOOFF q.q., in their capacity as joint bankruptcy trustees of AMSTERDAM TRADE BANK N.V., appointed by the District Court of Amsterdam, docket number F.13/22/77 (the Bankruptcy Trustees) as lead arranger and E. SUN COMMERCIAL BANK, LTD. (INCORPORATED IN TAIWAN, WITH LIMITED LIABILITY), HONG KONG BRANCH as arranger (whether acting individually or together, the Arranger);
(6)	THE FINANCIAL INSTITUTIONS listed in Schedule 1 (The Parties) as lenders (the Lenders);
(7)	CITIBANK EUROPE PLC, UK BRANCH as agent of certain of the other Finance Parties (the Agent); and
(8)	CITIBANK, N.A., LONDON BRANCH as security agent and trustee for itself and on behalf of the other Finance Parties (the Security Agent).

WHEREAS:

(A)	this Agreement is supplemental to a facility agreement dated 18 September 2019 made between (among others) (1) the Borrowers, (2) the Guarantors, (3) the Agent, (4) the Security Agent and (5) the Lenders (together, the Original Facility Agreement), relating to a loan facility of up to (originally) $675,000,000, of which the principal amount outstanding at the date hereof is $531,000,000;
(B)	pursuant to (a) a notarial Demerger Deed executed on 16 April 2021 (the Demerger Deed), the banking société anonyme under the name ALPHA BANK Société Anonyme having General Commercial Registry Corporate Registration Number: 159029160000 (the Demerged Entity) was demerged by way of hive-down of its business activity sector which was contributed into the incorporation of a new beneficiary entity incorporated and licenced as a credit institution under the corporate name ALPHA BANK S.A with General Commercial Registry Corporate Registration Number: 159029160000 (the Beneficiary Entity) which has succeeded the Demerged Entity by way of universal succession in accordance with the provisions of the Hellenic Laws 2515/1997 (article 16) and 4601/2019 (articles 54, 57 and 59-74) and the Decision of the Hellenic Ministry of Development and Investments bearing serial No. 45.089/16.4.2021 which was published at the General Commercial Registry on the 16 April 2021 (the Demerger Date) (whereby, inter alia, the Demerged Entity ceased to be a credit institution and was renamed “ALPHA SERVICES AND HOLDINGS S.A”) (the Demerger) and (b) a Master Transfer Agreement-dated 21 April 2021 and made between the Demerged Entity, as transferor and the Beneficiary Entity, as transferee, the Demerged Entity, with effect from the Demerger Date, has transferred all its rights, obligations and liabilities as lender under the Original Facility Agreements and the other Finance Documents (together, the Transferred Agreements) to the Beneficiary Entity and the Original Facility Agreement is listed among the Transferred Agreements. With effect from the Demerger Date, the Beneficiary Entity as universal successor of the Demerged Entity has substituted to all rights and obligations of the Demerged Entity under the Original Facility Agreement and the other Finance Documents with the effect that the Original Facility Agreement and the other Finance Documents have been transferred to the Beneficiary Entity with the result that it has such rights and obligations thereunder as it would have had if it had been an original party thereto and the Beneficiary Entity shall be bound by and fully comply with all the terms and
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conditions thereto and pursuant to a Notice dated 7 May 2021 Alpha Bank has notified the Agent of the Demerger;

(C)	pursuant to a transfer certificate dated 31 March 2021, Woori Bank, London Branch, have become a party to the Original Facility Agreement as Lender;
(D)	pursuant to a transfer certificate dated 25 September 2020 and 30 December 2020, Piraeus Bank S.A., have become a party to the Original Facility Agreement as Lender;
(E)	pursuant to transfer certificates dated 31 March 2021, Woori Bank Europe GmbH, have become a party to the Original Facility Agreement as Lender;
(F)	Amsterdam Trade Bank N.V. was declared bankrupt by the District Court of Amsterdam on 22 April 2022, whereby the court appointed the Bankruptcy Trustees as bankruptcy trustees (the Bankruptcy Trustees and Amsterdam Trade Bank N.V. together referred to as ATB);
(G)	on 1 May 2022 the office of Financial Sanctions Implementation of HM Treasury issued General Licence INT/2022/1678476 under regulation 64 of The Russia (Sanctions) (EU Exit) Regulations 2019 (“The Russia Regulations”) which allows payments and other permitted activities to take place in relation to winding down activities, basic needs and insolvency proceedings associated with Amsterdam Trade Bank N.V.;
(H)	on 12 July 2022 the Department of the Treasury (Washington, D.C. 20220) issued Licence No. RUSSIA-EO14024-2022-921484-1 to the Bankruptcy Trustees which authorizes the Bankruptcy Trustees to engage in all transactions ordinarily incident and necessary to the wind down of transactions with Amsterdam Trade Bank N.V. or any entity in which Amsterdam Trade Bank N.V. owns, directly or indirectly, a 50 percent or greater interest as part of the relevant bankruptcy proceedings under the direction of the Bankruptcy Trustees (the Specific Licence);
(I)	the Borrowers and the Guarantors have requested the Finance Parties to agree to:
(a)	the voluntary prepayment of part of the Loan (inclusive of interest thereon) in the amount of $18,681,766.07 together with interest accrued thereon from (and including) 30 September 2022 to the date when such prepayment is made (the Relevant Amount) in accordance with the terms of clause 7.5 (Voluntary prepayment) and the other provisions of the Original Facility Agreement, except that, notwithstanding any provisions of the Finance Documents to the contrary:
(i)	the entire such amount be applied in prepayment of the entire participation of ATB in the Loan (and interest thereon), but to no other Lender; and
(ii)	such prepayment be made by the Borrowers directly to the bank account of the bankruptcy estate of ATB (and not through the Agent);
(b)	the retirement of ATB as Arranger and as Lender under each of the Finance Documents to which it is a party in each of such capacities;
(c)	the release of an amount equal to the Relevant Amount from the Cash Collateral Account to the Borrowers so that the Borrowers use it in order to make the prepayment to ATB referred to above pursuant to the Specific Licence and/or any other applicable licence; and
(d)	certain other amendments to the terms and conditions of the Original Facility Agreement on the terms set out in clause 3 (Amendments to the Original Facility Agreement); and
(J)	this Agreement sets out the terms and conditions upon which the Finance Parties agree to the amendments and changes referred to in paragraph (I) above notwithstanding any provisions of the Finance Documents to the contrary.
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NOW IT IS HEREBY AGREED as follows:

1	Definitions
1.1	Defined expressions

Words and expressions defined in the Original Facility Agreement shall, unless the context otherwise requires or unless otherwise defined herein, have the same meanings when used in this Agreement.

1.2	Definitions

In this Agreement, unless the context otherwise requires:

Effective Date means the date, no later than 14 October 2022, on which the Agent has notified the Borrowers that it has received the documents and evidence specified in clause 5 (Conditions) and in Schedule 2 (Documents and evidence required as conditions precedent) in a form and substance satisfactory to it.

Facility Agreement means the Original Facility Agreement, as amended by this Agreement.

Party means a party to this Agreement.

Relevant Documents means this Agreement, the deed of retirement referred to in paragraph 6 of Schedule 2 and any other document executed and delivered by any Relevant Party to the Agent in relation to this Agreement.

Relevant Party means each of the Borrowers, the Guarantors and the Manager or any other person who may at any time be a party to any of the Relevant Documents (other than the Finance Parties) and Relevant Parties means any or all of them.

1.3	Interpretation of the Facility Agreement

References in the Original Facility Agreement to this Agreement, shall, with effect from the Effective Date and unless the context otherwise requires, be references to the Facility Agreement, and words such as herein, hereof, hereunder, hereafter, hereby and hereto, where they appear in the Facility Agreement, shall be construed accordingly.

1.4	Headings

Clause headings and the table of contents are inserted for convenience of reference only and shall be ignored in the interpretation of this Agreement.

1.5	Incorporation of other terms and certain references

Clauses 1.2 (Construction) and 1.4 (Third party rights) of the Original Facility Agreement shall be deemed to be incorporated into this Agreement in full, mutatis mutandis.

1.6	Designation as Finance Document

The Parties agree that this Agreement is and shall be designated a Finance Document.

2	Consent of the Finance Parties

The Finance Parties (excluding the Security Agent), relying upon the representations, warranties and undertakings on the part of the Relevant Parties contained in clause 4 (Representations and warranties), agree with the Relevant Parties irrevocably, but subject to the terms and conditions of this Agreement and in particular, but without prejudice to the generality of the foregoing,

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fulfilment on or before 14 October 2022 of the conditions contained in clause 5 (Conditions) and in Schedule 2 (Documents and evidence required as conditions precedent), with effect on and from the Effective Date, to:

(a)	the voluntary prepayment of part of the Loan in an amount equal to the Relevant Amount (inclusive of interest thereon) in accordance with the terms of clause 7.5 (Voluntary prepayment) and the other provisions of the Original Facility Agreement, except that, notwithstanding any provisions of the Finance Documents to the contrary (including clauses 8.8 (Application of cancellations), 8.9 (Application of prepayment), 37.1 (Payments to Finance Parties) and 38.1 (Payments to the Agent) of the Original Facility Agreement):
(i)	the entire such amount be applied in prepayment of the entire participation of ATB in the Loan (and interest thereon), but to no other Lender; and
(ii)	such prepayment be made by the Borrowers directly to the bank account of the bankruptcy estate of ATB (and not through the Agent);

(b)	the application of such prepayment in reduction of the remaining repayment instalments by which the Loan shall be repaid under clause 6.2 (Scheduled repayment of Facility) of the Original Facility Agreement in inverse chronological order;
(c)	the retirement of ATB as Arranger and as Lender under each of the Finance Documents to which it is a party in each such capacities upon receipt of the prepayment referred to above;
(d)	the release of an amount equal to the Relevant Amount from the Cash Collateral Account to the Borrowers (so that the Borrowers use it in order to make the prepayment referred to above pursuant to the Specific Licence and/or any other applicable licence;
(e)	to the extent required or applicable, the waiver of the terms of clause 7.5 (Voluntary prepayment) of the Original Facility Agreement with regard to the prepayment referred to in paragraph (a) above:
(i)	being subject to a 10 days’ prior written notice; and
(ii)	being in a minimum of $5,000,000 or a multiple of such amount;
(f)	the reduction of the Minimum Liquidity Amount of Fifty million dollars ($50,000,000) by an amount equal to the Relevant Amount, notwithstanding the provisions of clause 28.3 of (Cash Collateral Account) of the Original Facility Agreement; and
(g)	the amendment of the Original Facility Agreement on the terms set out in clause 3 (Amendments to the Original Facility Agreement).
3	Amendments to the Original Facility Agreement
3.1	Amendment

With effect on and from the Effective Date, the Original Facility Agreement shall be (and is hereby) amended as follows:

(a)	by adding the following new definition in clause 1.1 (Definitions) of the Original Facility Agreement, in alphabetical order:

“Supplemental Agreement means the agreement dated 11 October 2022 made between (among others) the Borrowers, the Guarantors and the Finance Parties, supplemental to this Agreement”;

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(b)	by inserting the words “the Supplemental Agreement,” after the words “this Agreement,” in the definition of Finance Documents in clause 1.1. (Definitions) of the Original Facility Agreement; and
(c)	by replacing the words “Fifty million dollars ($50,000,000)” with the words “Thirty one million three hundred eighteen thousand two hundred and thirty three dollars and ninety three cents ($31,318,233.93) (minus interest accrued on ATB’s participation in the Loan from 30 September 2022 to the actual date of prepayment made under the Supplemental Agreement” in paragraphs (b) and (e)(iv) of clause 28.3 (Cash Collateral Account) of the Original Facility Agreement.
3.2	Continued force and effect

Save as amended by this Agreement, the provisions of the Original Facility Agreement shall continue in full force and the Original Facility Agreement and this Agreement shall be read and construed as one instrument and the Facility Agreement (as so amended) will continue to be binding upon each of the parties thereto upon such terms as so amended.

3.3	Security Agent

By its execution of this Agreement, the Agent, pursuant to Clause 32.4 of the Facility Agreement, hereby irrevocably and unconditionally instructs the Security Agent to execute this Agreement.

4	Representations and warranties
4.1	The Relevant Parties make the representations and warranties set out in clause 19 (Representations) of the Original Facility Agreement to the Finance Parties on the date of this Agreement and on the Effective Date, in each case, as if made on such date with reference to the facts and circumstances existing at each such date.
4.2	The Bankruptcy Trustees confirm that they act and continue to act in accordance with applicable EU Sanctions regulations.

5	Conditions
5.1	Documents and evidence

The consent of the Finance Parties referred to in clause 2 (Consent of the Finance Parties) shall be subject to the receipt by the Agent or its duly authorised representative, on or before 14 October 2022, of the documents and evidence specified in Schedule 2 (Documents and evidence required as conditions precedent) in form and substance satisfactory to the Agent (acting on the instructions of all the Lenders). The Agent shall notify the Borrowers promptly upon being so satisfied.

5.2	General conditions precedent

The consent of the Finance Parties referred to in clause 2 (Consent of the Finance Parties) shall be further subject to:

5.2.1	the representations and warranties in clause 4 (Representations and warranties) being true and correct on the Effective Date as if each were made with respect to the facts and circumstances existing at such time; and
5.2.2	no Default having occurred at the time of the Effective Date.
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5.3	Waiver of conditions precedent

The conditions specified in this clause 5 are inserted solely for the benefit of the Finance Parties and may be waived in whole or in part with or without conditions by the Agent (acting on the instructions of all the Lenders).

6	Relevant Parties’ confirmations; miscellaneous
6.1	Each of the Relevant Parties hereby confirms its consent to the agreements and amendments made in relation to the Original Facility Agreement and the other arrangements contained in this Agreement, and agrees and acknowledges that:
(a)	each Finance Document to which it is a party extends, in accordance with its terms, to the obligations of the Borrowers arising under the Original Facility Agreement as amended by this Agreement;
(b)	the Finance Documents to which such Relevant Party is a party and the obligations of such Relevant Party thereunder (including the Guarantee) and any Security Interests contained therein, are not otherwise affected by this Agreement and the other Relevant Documents or anything contained in them or in this Agreement, and they shall remain and continue in full force and effect notwithstanding the agreements, amendments and waivers made in relation to the Original Facility Agreement and the other arrangements contained in this Agreement; and
(c)	with effect from the Effective Date references in the Finance Documents to which such Relevant Party is a party to “the Agreement” or the “Facility Agreement” or the “Loan Agreement” (or equivalent or similar references) shall henceforth be references to the Original Facility Agreement as amended by this Agreement and as from time to time hereafter amended and shall also be deemed to include this Agreement and the obligations of the Borrowers hereunder.
6.2	The Lenders (other than ATB) agree that, to the extent not legally possible for the Borrowers to make such application, they will instruct the Agent to use its reasonable endeavours to apply to OFAC and/or any other relevant Sanctions Authority in the U.S.A. requesting a license or other permission to have the funds paid to the Agent by the Borrowers for the account of ATB (which are currently blocked by the Agent due to the application of Sanctions) released to the Borrowers. Failure by the Lenders or the Agent to comply with any provisions of this clause and/or rejection or lack of response by any authority in respect of any such application shall not constitute a breach by any of them of this Agreement nor shall it give rise to any liability of any of them to any other party nor shall it give rise to any claim against any of them, whether on the basis of a breach of contract, in tort, in law, in equity or otherwise.
7	Expenses
7.1	Expenses

The Borrowers agree to pay to the Finance Parties on a full indemnity basis on demand by the Agent all expenses (including legal and out-of-pocket expenses) reasonably incurred by any of them:

(a)	in connection with the negotiation, preparation, execution and, where relevant, registration of this Agreement or any of the other Relevant Documents and any amendment or extension of or the granting of any waiver or consent under this Agreement or the other Relevant Documents; and
(b)	in contemplation of, or otherwise in connection with, the enforcement of, or preservation of any rights under this Agreement or the other Relevant Documents or otherwise in respect of the monies owing and obligations incurred under this Agreement and the other Relevant Documents, together with interest at the rate and in the manner referred to in clause 9.3
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(Default interest) of the Original Facility Agreement from the date on which such expenses were incurred, to the date of payment (after, as well as before judgment).

7.2	Value Added Tax

All fees and expenses payable pursuant to this clause 7 shall be paid together with value added tax or any similar tax (if any) properly chargeable thereon. Any value added tax chargeable in respect of any services supplied by any of the Finance Parties under this Agreement shall, on delivery of the value added tax invoice, be paid in addition to any sum agreed to be paid hereunder.

7.3	Stamp and other duties

The Borrowers shall pay and, within five (5) Business Days of demand by the Agent, indemnify each Finance Party against any cost, loss or liability that Finance Party incurs in relation to all stamp duty, registration and other similar Taxes payable in respect of this Agreement and any other Relevant Documents.

8	Miscellaneous and notices
8.1	Counterparts

This Agreement may be executed in any number of counterparts and by the different Parties on separate counterparts, each of which when so executed and delivered shall be an original but all counterparts shall together constitute one and the same instrument.

8.2	Partial invalidity

If, at any time, any provision of this Agreement is or becomes illegal, invalid or unenforceable in any respect under any law of any jurisdiction, neither the legality, validity or enforceability of the remaining provisions nor the legality, validity or enforceability of such provision in any other respect or under the law of any other jurisdiction will be affected or impaired in any way.

8.3	Notices

The provisions of clause 40 (Notices) of the Original Facility Agreement shall extend and apply to the giving or making of notices or demands hereunder as if the same were expressly stated herein and as if references therein to “Obligors” included all Relevant Parties.

9	Governing Law

This Agreement and any non-contractual obligations connected with it shall be governed by English law.

10	Enforcement
10.1	Jurisdiction
10.1.1	The courts of England have exclusive jurisdiction to settle any dispute arising out of or in connection with this Agreement (including a dispute regarding the existence, validity or termination of this Agreement) or any non-contractual obligations connected with this Agreement (a Dispute).
10.1.2	The Parties agree that the courts of England are the most appropriate and convenient courts to settle Disputes and accordingly no Party will argue to the contrary.
10.1.3	This clause 10.1 is for the benefit of the Finance Parties only. As a result, no Finance Party shall be prevented from taking proceedings relating to a Dispute in any other courts with jurisdiction.
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To the extent allowed by law, the Finance Parties may take concurrent proceedings in any number of jurisdictions.

10.2	Service of process
10.2.1	Without prejudice to any other mode of service allowed under any relevant law, each of the Relevant Parties:
(a)	irrevocably appoints Intermar Chartering (UK) Ltd. of 9Staple Inn 1st Floor, Holborn, WC1V 7QH London, England as its agent for service of process in relation to any proceedings before the English courts in connection with this Agreement (including any non-contractual obligations in connection with it); and
(b)	agrees that failure by a process agent to notify any Relevant Party of the process will not invalidate the proceedings concerned.

IN WITNESS whereof the Parties have caused this Agreement to be duly executed as a deed on the date first above written.

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Schedule 1
The Parties

Borrowers

Name:	Fareastern Shipping Limited
Name:	Pegasus Shipholding S.A.
Name:	Lance Shipping S.A.
Name:	Seacrown Maritime Ltd.
Name:	Navajo Marine Limited
Name:	Solana Holding Ltd.

Guarantors

Name:	Dynagas LNG Partners LP
Name:	Arctic LNG Carriers Ltd.
Name:	Dynagas Equity Holding Limited
Name:	Dynagas Operating LP
Name:	Dynagas Operating GP LLC
Name:	Dynagas Finance Inc.
Name:	Dynagas Finance LLC

The Lenders

Name:	Citibank, N.A., London Branch
Name:	Credit Suisse AG
Name:	KfW IPEX-BANK GmbH
Name:	E. Sun Commercial Bank, Ltd. (incorporated in Taiwan, with limited liability), Hong Kong Branch
Name:	Alpha Bank S.A.
Name:	Deutsche Bank AG Filiale Deutschlandgeschäft
Name:	Amsterdam Trade Bank N.V. (represented by the Bankruptcy Trustees)
Name:	Woori Bank, London Branch
Name:	Piraeus Bank S.A.
Name:	Woori Bank Europe GmbH

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Schedule 2
Documents and evidence required as conditions precedent

1	Corporate documents
(a)	A copy of the Constitutional Documents of each Relevant Party or a confirmation from an officer of each Relevant Party that the same remain unchanged from those delivered to the Agent at the time of signing of the Original Facility Agreement.
(b)	A copy of a resolution of the board of directors or board of managers of each Relevant Party.
(i)	approving the terms of, and the transactions contemplated by, the Relevant Documents to which it is a party and resolving that it executes the Relevant Documents;
(ii)	authorising a specified person or persons to execute the Relevant Documents on its behalf; and
(iii)	authorising a specified person or persons, on its behalf, to sign and/or despatch all documents and notices to be signed and/or despatched by it under or in connection with the Relevant Documents to which it is a party.
(c)	A specimen of the signature of each person authorised by the resolution referred to in paragraph (b) above in relation to the Relevant Documents and any related documents.
(d)	A copy of a resolution signed by all the holders of the issued shares or partnership interest or units or limited liability company interest in each Relevant Party, approving the terms of, and the transactions contemplated by, the Relevant Documents to which such Relevant Party is a party.
(e)	A copy of a resolution of the board of directors of each corporate shareholder of each Relevant Party approving the terms of the resolution referred to in paragraph (d) above.
(f)	A copy of any power of attorney under which any person is appointed by any Relevant Party to execute any of the Relevant Documents on its behalf.
(g)	A certificate of an authorised signatory of each relevant Relevant Party certifying that each copy document relating to it specified in this Schedule is correct, complete and in full force and effect and has not been amended or superseded, dated as at a date no earlier than the date of this Agreement and that any such resolutions or power of attorney have not been revoked.
2	Legal opinions

The following legal opinions, each addressed to the Arranger, the Agent, the Security Agent and the Lenders, in each case other than ATB (and in a form and substance reasonably satisfactory to them):

(a)	A legal opinion of Norton Rose Fulbright on matters of English law, substantially in the form distributed to the Lenders and approved by the Agent and the Lenders prior to signing this Agreement.
(b)	A legal opinion of the legal advisers to the Arranger, the Security Agent and the Agent in each jurisdiction (other than England and Wales) in which an Obligor is formed or (as the
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case may be) incorporated substantially in the form distributed to the Lenders and approved by the Agent and the Lenders prior to signing this Agreement.

3	"Know your customer" information

Such documentation and information as any Finance Party may reasonably request through the Agent or as the Security Agent may reasonably require (including specimen signatures) to comply with "know your customer" or similar identification procedures under all laws and regulations applicable to that Finance Party.

4	Process agent

A letter from each of the Relevant Parties’ agent for receipt of service of proceedings accepting its appointment under this Agreement and/or the other Relevant Documents in which it is or is to be appointed as such Relevant Party’s process agent.

5	Prepayment and release of security

Evidence in all respects satisfactory to the Lenders, that:

(a)	an amount equal to the Relevant Amount has been (or will be) released from the Cash Collateral Account to the Borrowers; and
(b)	the prepayment of ATB’s entire participation to the Loan (whether in US Dollars or their equivalent in Euros) (inclusive of interest thereon and all other amounts payable to ATB together with it under the Finance Documents) as described in more detail in clause 2(a) has been made and applied by the Agent against the Loan in the manner referred to therein, and the aggregate amount paid to ATB, pursuant to clause 2(a) for such purpose does not exceed the Relevant Amount.
6	ATB retirement

Evidence in all respects satisfactory to the Majority Lenders that ATB is no longer a Party (as defined in the Original Facility Agreement) to the Facility Agreement and has discharged and released all of its interests (including all Security Interests) under the Finance Documents by duly executing and delivering to the Agent a deed of retirement executed by all Parties in form and substance satisfactorily to all Lenders.

7	Financial condition and Minimum Value

Evidence in all respects satisfactory to the Majority Lenders that prior to, and immediately following, the release of an amount equal to the Relevant Amount from the Cash Collateral Account under this Agreement, the Obligors continue to comply with their obligations under:

(a)	Clause 26.12 (Security shortfall) of the Original Facility Agreement; and
(b)	Clause 21.2 (Financial condition), paragraph (a) of the Original Facility Agreement,

and no Event of Default shall occur as a consequence of such release thereof.

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SIGNATURES

THE BORROWERS

FAREASTERN SHIPPING LIMITED ) /s/ [ILLEGIBLE]

By: )

PEGASUS SHIPHOLDING S.A. ) /s/ [ILLEGIBLE]

By: )

LANCE SHIPPING S.A. ) /s/ [ILLEGIBLE]

By: )

SEACROWN MARITIME LTD. ) /s/ [ILLEGIBLE]

By: )

NAVAJO MARINE LIMITED ) /s/ [ILLEGIBLE]

By: )

SOLANA HOLDING LTD. ) /s/ [ILLEGIBLE]

By: )

THE PARENT

EXECUTED as a DEED )

By [ILLEGIBLE] )

for and on behalf of ) /s/ [ILLEGIBLE]

DYNAGAS LNG PARTNERS LP ) Attorney-in-fact

as Parent )

in the presence of: )

/s/ Angelos Chardouvelis

Witness

Name: Angelos Chardouvelis

Address: 2 Nikis Street, 16675 Glyfada, Greece

Occupation: Private Employee

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THE GUARANTORS

EXECUTED as a DEED )

By [ILLEGIBLE] )

for and on behalf of ) /s/ [ILLEGIBLE]

DYNAGAS LNG PARTNERS LP ) Attorney-in-fact

as Guarantor )

in the presence of: )

/s/ Angelos Chardouvelis

Witness

Name: Angelos Chardouvelis

Address: 2 Nikis Street, 16675 Glyfada, Greece

Occupation: Private Employee

EXECUTED as a DEED )

By [ILLEGIBLE] )

for and on behalf of )

ARCTIC LNG CARRIERS LTD. ) /s/ [ILLEGIBLE]

as Guarantor ) Attorney-in-fact

in the presence of: )

/s/ Angelos Chardouvelis

Witness

Name: Angelos Chardouvelis

Address: 2 Nikis Street, 16675 Glyfada, Greece

Occupation: Private Employee

EXECUTED as a DEED )

By [ILLEGIBLE] )

for and on behalf of )

DYNAGAS EQUITY HOLDING LIMITED ) /s/ [ILLEGIBLE]

as Guarantor ) Attorney-in-fact

in the presence of: )

/s/ Angelos Chardouvelis

Witness

Name: Angelos Chardouvelis

Address: 2 Nikis Street, 16675 Glyfada, Greece

Occupation: Private Employee

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EXECUTED as a DEED )

By [ILLEGIBLE] )

for and on behalf of )

DYNAGAS OPERATING LP ) /s/ [ILLEGIBLE]

as Guarantor ) Attorney-in-fact

in the presence of: )

/s/ Angelos Chardouvelis

Witness

Name: Angelos Chardouvelis

Address: 2 Nikis Street, 16675 Glyfada, Greece

Occupation: Private Employee

EXECUTED as a DEED )

By [ILLEGIBLE] )

for and on behalf of )

DYNAGAS OPERATING GP LLC ) /s/ [ILLEGIBLE]

as Guarantor ) Attorney-in-fact

in the presence of: )

/s/ Angelos Chardouvelis

Witness

Name: Angelos Chardouvelis

Address: 2 Nikis Street, 16675 Glyfada, Greece

Occupation: Private Employee

EXECUTED as a DEED )

By [ILLEGIBLE] )

for and on behalf of )

DYNAGAS FINANCE INC. ) /s/ [ILLEGIBLE]

as Guarantor ) Attorney-in-fact

in the presence of: )

/s/ Angelos Chardouvelis

Witness

Name: Angelos Chardouvelis

Address: 2 Nikis Street, 16675 Glyfada, Greece

Occupation: Private Employee

14

EXECUTED as a DEED )

By [ILLEGIBLE] )

for and on behalf of )

DYNAGAS FINANCE LLC ) /s/ [ILLEGIBLE]

as Guarantor ) Attorney-in-fact

in the presence of: )

/s/ Angelos Chardouvelis

Witness

Name: Angelos Chardouvelis

Address: 2 Nikis Street, 16675 Glyfada, Greece

Occupation: Private Employee

THE MANAGER

EXECUTED as a DEED )

By [ILLEGIBLE] )

for and on behalf of )

DYNAGAS LTD. ) /s/ [ILLEGIBLE]

as Manager ) Attorney-in-fact

in the presence of: )

/s/ Angelos Chardouvelis

Witness

Name: Angelos Chardouvelis

Address: 2 Nikis Street, 16675 Glyfada, Greece

Occupation: Private Employee

THE ARRANGER

CITIBANK, N.A., LONDON BRANCH ) /s/ [ILLEGIBLE]

as Arranger )

By: )

CREDIT SUISSE AG )

as Arranger )

By: [ILLEGIBLE] ) /s/ [ILLEGIBLE]

and )

By: [ILLEGIBLE] ) /s/ [ILLEGIBLE]

KfW IPEX-BANK GmbH )

as Arranger )

By: Claudia Coenenberg, Director ) /s/ Claudia Coenenberg

and )

By: Grit Zierau, Assistant Vice President ) /s/ Grit Zierau

15

DEUTSCHE BANK AG FILIALE DEUTSCHLANDGESCHÄFT )

as Arranger )

By: Tilman Stein, Director ) /s/ Tilman Stein

and )

By: Markus Schulz, Director ) /s/ Markus Schulz

ALPHA BANK S.A. )

as Arranger )

By: A. S. Damianidou ) /s/ A. S. Damianidou

and )

By: C. G. Papathanasopoulou ) /s/ C. G. Papathanasopoulou

AMSTERDAM TRADE BANK N.V. )

as Arranger ) /s/ D.D. Nijkamp q.q

By: Ms D.D. Nijkamp q.q. and Job van Hoof q.q. )

in their capacity as Bankruptcy Trustees ) /s/ Job van Hoof q.q.

E. SUN COMMERCIAL BANK, LTD. )

(INCORPORATED IN TAIWAN, WITH LIMITED LIABILITY), )

HONG KONG BRANCH ) /s/ Tsun-Jen Ke, Jeff

as Arranger )

By: Tsun-Jen Ke, Jeff, General Manager )

THE LENDERS

CITIBANK, N.A., LONDON BRANCH ) /s/ [ILLEGIBLE]

By: )

CREDIT SUISSE AG )

By: [ILLEGIBLE] ) /s/ [ILLEGIBLE]

and )

By: [ILLEGIBLE] ) /s/ [ILLEGIBLE]

KfW IPEX-BANK GmbH )

By: Claudia Coenenberg, Director ) /s/ Claudia Coenenberg

and )

By: Grit Zierau, Assistant Vice President ) /s/ Grit Zierau

ALPHA BANK S.A.

By: A.S. Damianidou ) /s/ A. S. Damianidou

and )

By: C. G. Papathanasopoulou ) /s/ C. G. Papathanasopoulou

DEUTSCHE BANK AG FILIALE DEUTSCHLANDGESCHÄFT )

By: Tilman Stein, Director ) /s/ Tilman Stein

and )

By: Markus Schulz, Director ) /s/ Markus Schulz

16

AMSTERDAM TRADE BANK N.V. ) /s/ D.D. Nijkamp q.q

By: Ms D.D. Nijkamp q.q. and Job van Hoof q.q. )

in their capacity as Bankruptcy Trustees ) /s/ Job van Hoof q.q.

E. SUN COMMERCIAL BANK, LTD. )

(INCORPORATED IN TAIWAN, WITH LIMITED LIABILITY), )

HONG KONG BRANCH ) /s/ Tsun-Jen Ke, Jeff

By: Tsun-Jen Ke, Jeff, General Manager )

WOORI BANK, LONDON BRANCH ) /s/ Sung Hoon Hong

By: Sung Hoon Hong )

PIRAEUS BANK S.A.

By: Evgenia Kouvara ) /s/ Evgenia Kouvara

and )

By: Konstantinos Oikonomou ) /s/ Konstantinos Oikonomou

WOORI BANK, EUROPE GmbH

By: [ILLEGIBLE], Managing Director ) /s/ [ILLEGIBLE]

and )

By: Veli Abudak, Managing Director ) /s/ Veli Abudak

/s/ Sooyeon Lee

Witness

Name: Sooyeon Lee

Occupation: IB Assistant Manager

17

THE AGENT

CITIBANK EUROPE PLC, UK BRANCH ) /s/ Emma Sharma

By: Emma Sharma )

THE SECURITY AGENT

CITIBANK, N.A., LONDON BRANCH ) /s/ Cristina Volc

By: Cristina Volc, Vice President )

18